Exhibit 5.5

MARTIN LIPTON

HERBERT M. WACHTELL

EDWARD D. HERLIHY

DANIEL A. NEFF

STEVEN A. ROSENBLUM

JOHN F. SAVARESE

SCOTT K. CHARLES

JODI J. SCHWARTZ

ADAM O. EMMERICH

RALPH M. LEVENE

RICHARD G. MASON

ROBIN PANOVKA

DAVID A. KATZ

ILENE KNABLE GOTTS

TREVOR S. NORWITZ

ANDREW J. NUSSBAUM

RACHELLE SILVERBERG

STEVEN A. COHEN

DEBORAH L. PAUL

DAVID C. KARP

RICHARD K. KIM

JOSHUA R. CAMMAKER

MARK GORDON

JEANNEMARIE O’BRIEN

WAYNE M. CARLIN

STEPHEN R. DiPRIMA

NICHOLAS G. DEMMO

IGOR KIRMAN

JONATHAN M. MOSES

T. EIKO STANGE

WILLIAM SAVITT

GREGORY E. OSTLING

DAVID B. ANDERS

ADAM J. SHAPIRO

NELSON O. FITTS

JOSHUA M. HOLMES

DAVID E. SHAPIRO

DAMIAN G. DIDDEN

IAN BOCZKO

MATTHEW M. GUEST

DAVID E. KAHAN

DAVID K. LAM

BENJAMIN M. ROTH

JOSHUA A. FELTMAN

51 WEST 52ND STREET NEW YORK, N.Y. 10019-6150 TELEPHONE: (212) 403-1000 FACSIMILE: (212) 403-2000 GEORGE A. KATZ (1965–1989) JAMES H. FOGELSON (1967–1991) LEONARD M. ROSEN (1965–2014) OF COUNSEL

ELAINE P. GOLIN

EMIL A. KLEINHAUS

KARESSA L. CAIN

RONALD C. CHEN

BRADLEY R. WILSON

GRAHAM W. MELI

GREGORY E. PESSIN

CARRIE M. REILLY

MARK F. VEBLEN

SARAH K. EDDY

VICTOR GOLDFELD

RANDALL W. JACKSON

BRANDON C. PRICE

KEVIN S. SCHWARTZ

MICHAEL S. BENN

ALISON ZIESKE PREISS

TIJANA J. DVORNIC

JENNA E. LEVINE

RYAN A. McLEOD

ANITHA REDDY

JOHN L. ROBINSON

JOHN R. SOBOLEWSKI

STEVEN WINTER

EMILY D. JOHNSON

JACOB A. KLING

RAAJ S. NARAYAN

VIKTOR SAPEZHNIKOV

MICHAEL J. SCHOBEL

ELINA TETELBAUM

ERICA E. AHO

LAUREN M. KOFKE

ZACHARY S. PODOLSKY

RACHEL B. REISBERG

MARK A. STAGLIANO

CYNTHIA FERNANDEZ LUMERMANN

CHRISTINA C. MA

NOAH B. YAVITZ

BENJAMIN S. ARFA

NATHANIEL D. CULLERTON

ERIC M. FEINSTEIN

ADAM L. GOODMAN

STEVEN R. GREEN

MENG LU

ANDREW R. BROWNSTEIN MICHAEL H. BYOWITZ KENNETH B. FORREST BEN M. GERMANA SELWYN B. GOLDBERG PETER C. HEIN JB KELLY JOSEPH D. LARSON LAWRENCE S. MAKOW PHILIP MINDLIN THEODORE N. MIRVIS DAVID S. NEILL	ERIC S. ROBINSON ERIC M. ROSOF MICHAEL J. SEGAL WON S. SHIN DAVID M. SILK ROSEMARY SPAZIANI ELLIOTT V. STEIN LEO E. STRINE, JR.* PAUL VIZCARRONDO, JR. JEFFREY M. WINTNER AMY R. WOLF MARC WOLINSKY
* ADMITTED IN DELAWARE COUNSEL
DAVID M. ADLERSTEIN SUMITA AHUJA FRANCO CASTELLI ANDREW J.H. CHEUNG PAMELA EHRENKRANZ ALINE R. FLODR KATHRYN GETTLES-ATWA ADAM M. GOGOLAK	ANGELA K. HERRING MARK A. KOENIG CARMEN X.W. LU J. AUSTIN LYONS ALICIA C. McCARTHY JUSTIN R. ORR NEIL M. SNYDER JEFFREY A. WATIKER

Becton, Dickinson and Company
1 Becton Drive
Franklin Lakes, New Jersey

Ladies and Gentlemen:

We have acted as special counsel to Becton, Dickinson and Company, a New Jersey corporation (the “Company”), in connection with the issuance and sale by Becton Dickinson Euro Finance S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (“Becton Finance”) of €800,000,000 4.029% senior notes due 2036 (the “Securities”). The Securities were sold pursuant to an Underwriting Agreement, dated June 4, 2024, by and among the Company and Citigroup Global Markets Limited, Barclays Bank PLC, BNP Paribas, J.P. Morgan Securities plc and Wells Fargo Securities International Limited for themselves and as representatives of the several Underwriters named therein (the “Underwriting Agreement”). The Securities are to be issued under that certain Indenture, dated as of May 17, 2019, between Becton Finance, the Company and The Bank of New York Mellon Trust Company, N.A., as successor-in-interest to JPMorgan Chase Bank, N.A., as trustee (the “Trustee”) (the “Base Indenture”), as amended and supplemented by the Fifth Supplemental Indenture thereto, dated as of June 7, 2024 (together with the Base Indenture, the “Indenture”).

Becton, Dickinson and Company
June 7, 2024

We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of the Company and public officials and other instruments as we have deemed necessary or appropriate for the purposes of this letter, including (a) the registration statement on Form S-3ASR (File Nos. 333-279084 and 333-279084-01), filed with the Securities and Exchange Commission (the “Commission”) on May 2, 2024 (the “Registration Statement”), but excluding the documents incorporated therein; (b) the base prospectus, dated May 2, 2024, included in the Registration Statement, but excluding the documents incorporated therein; (c) the preliminary prospectus supplement, dated June 4, 2024, as filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended (the “Act”), but excluding the documents incorporated by reference therein; (d) the final term sheet dated June 4, 2024, as filed with the Commission pursuant to Rule 433 under the Act; (e) the prospectus supplement, dated June 4, 2024, as filed with the Commission pursuant to Rule 424(b)(2) under the Act, but excluding the documents incorporated by reference therein; (f) a copy of the Restated Certificate of Incorporation of the Company and a copy of the Bylaws of the Company, each as set forth in the certificate of the Secretary of the Company, dated the date hereof, and the Articles of Association of the Issuer; (g) the Indenture; (h) a copy of the Global Note, dated as of June 7, 2024; (i) an executed copy of the Underwriting Agreement; (j) the notations of guarantee to the Indenture executed and delivered by the Company (the “Guarantee”); (k) resolutions of the Board of Directors of the Company and resolutions of the Board of Directors of Becton Finance relating to the issuance of the Securities; and (l) such other corporate records, certificates and other documents and such matters of law, in each case, as we have deemed necessary or appropriate. In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, records, documents, instruments and certificates we have reviewed; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement; and (v) the Underwriting Agreement has been duly authorized and validly executed and delivered by the Underwriters. We have assumed that the terms of the Securities have been established so as not to, and that the execution and delivery by the parties thereto and the performance of such parties’ obligations under the Securities will not, breach, contravene, violate, conflict with or constitute a default under (1) any law, rule or regulation to which any party thereto is subject (excepting the laws of the State of New York and the federal securities laws of the United States of America as such laws apply to the Company); (2) any judicial or regulatory order or decree of any governmental authority; or (3) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. We also have assumed that the Indenture and the Securities are the valid and legally binding obligation of the Trustee. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others. We have further assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile, conformed, electronic or photostatic copies, and the authenticity of the originals of such copies.

Becton, Dickinson and Company
June 7, 2024

We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York and the federal securities laws of the United States of America, in each case as in effect on the date hereof.

Based upon the foregoing, and subject to the assumptions, limitations, qualifications, exceptions and comments set forth in this letter, we advise you that, in our opinion, the Securities, when duly executed, authenticated, issued, delivered and paid for in accordance with the terms of the Indenture and the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinion set forth above is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally; (b) general equitable principles (whether considered in a proceeding in equity or at law); (c) an implied covenant of good faith and fair dealing; (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States; and (f) generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, gross negligence, recklessness, willful misconduct or unlawful conduct, (iv) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed-upon exchange, (v) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration, or (vi) limit the waiver of rights under usury laws. Furthermore, the manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. We express no opinion as to the effect of Section 210(p) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended.

We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provisions contained in the Securities and the Indenture. We express no opinion as to the ability of another court, federal or state, to accept jurisdiction and/or venue in the event the chosen court is unavailable for any reason, including, without limitation, natural disaster, act of God, human health or safety reasons or otherwise (including a pandemic).

Becton, Dickinson and Company
June 7, 2024

This letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. We hereby consent to the filing of a copy of this letter as an exhibit to the Company’s Current Report on Form 8-K, filed on June 7, 2024, and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Validity of the Securities.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz

GEP/kga/bjn